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Exhibit 4.7.3

            AMENDMENT AND RESTATEMENT AGREEMENT dated as of May 8, 2002 (this "Amendment Agreement"), among ALLIANT TECHSYSTEMS INC., a Delaware corporation (the "Company"); the borrowing subsidiaries party hereto (each, a "Borrowing Subsidiary" and collectively with the Company, the "Borrowers"); the Lenders party hereto; and JPMORGAN CHASE BANK, as Administrative Agent, under the Amended and Restated Credit Agreement dated as of April 20, 2001, among the Company, the lenders referred to therein and the Administrative Agent, as in effect on the date hereof (the "Credit Agreement").

        WHEREAS, the Borrowers have requested, and the requisite Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that (a) the Lenders extend credit in the form of Tranche C Term Loans on the Amendment Effectiveness Date (as defined below), in an aggregate principal amount not in excess of $525,000,000 and (b) the Credit Agreement be amended and restated as provided herein;

        NOW, THEREFORE, each Borrower, each of the undersigned Lenders and the Administrative Agent hereby agree as follows:

        SECTION 1.    Defined Terms.    Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement referred to below. As used in this Amendment Agreement, "Required Revolving Lenders" shall mean, at any time, Revolving Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time. The Obligations in respect of the Tranche C Term Loans constitute "Designated Senior Indebtedness" under and as defined in the Senior Subordinated Note Indenture.

        SECTION 2.    Amendment Effectiveness Date.    (a) The transactions provided for in Sections 3 through 5 hereof shall be consummated at a closing to be held on the Amendment Effectiveness Date at the offices of Cravath, Swaine & Moore, or at such other time and place as the parties hereto shall agree upon.

        (b)  The "Amendment Effectiveness Date" shall be specified by the Company, and shall be a date not later than May 30, 2002, as of which all the conditions set forth or referred to in Section 6 hereof shall have been satisfied. The Company shall give not less than one Business Day's written notice proposing a date as the Amendment Effectiveness Date to the Administrative Agent, which shall send copies of such notice to the Lenders. This Amendment Agreement shall terminate at 5:00 p.m., New York City time, on May 30, 2002, if the Amendment Effectiveness Date shall not have occurred at or prior to such time.

        SECTION 3.    Tranche C Term Loans; Prepayment of Tranche B Term Loans.    (a) Subject to the terms and conditions set forth herein, each Lender agrees to make a Tranche C Term Loan to the Company on the Amendment Effectiveness Date in a principal amount not exceeding the Tranche C Term Loan Commitment set forth for such Lender on Schedule 3 hereto.

        (b)  The Company hereby irrevocably directs the Administrative Agent pursuant to Section 2.11(a) of the Credit Agreement to apply all the proceeds of the Tranche C Term Loans immediately upon the receipt thereof to prepay all the outstanding principal of the Tranche B Term Loans together with all accrued interest thereon until no portion of any Tranche B Term Loan remains outstanding and to deposit any remaining proceeds of the Tranche C Term Loans in the account with the Administrative Agent most recently designated by the Company for the deposit of the proceeds of Borrowings under Section 2.06(a) of the Credit Agreement.

        (c)  The Company agrees that if any Lender shall default in the payment of any amount due from it under this Section, the Company shall promptly pay the defaulted amount (to the extent advanced by the Administrative Agent on behalf of such defaulting Lender) to the Administrative Agent, together with interest on such amount at the Alternate Base Rate from the Amendment Effectiveness Date to the date of payment. Upon any such payment by the Company, the Company shall have the right, at the defaulting Lender's expense, upon notice to the defaulting Lender and to the Administrative Agent, to require such defaulting Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04 of the Restated Credit Agreement) all its interests, rights and obligations under the Restated Credit Agreement to another financial institution which shall assume such interests, rights and obligations; provided that (A) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (B) the assignee shall pay to the defaulting Lender, in immediately available funds on the date of such assignment, the outstanding principal of and interest accrued to the date of payment on the Loans made or deemed made by such defaulting Lender under the Restated Credit Agreement, if any, and all other amounts accrued for such defaulting Lender's account or owed to it under the Restated Credit Agreement.

        SECTION 4.    Amendment and Restatement of the Credit Agreement; Loans and Letters of Credit.    (a) Effective immediately after the prepayment of the Tranche B Term Loans under Section 3 above, and without further action by any Person, the Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto (the "Restated Credit Agreement"), and the Administrative Agent is hereby directed to enter into such Loan Documents and to take such other actions as may be required to give effect to the transactions contemplated hereby. From and after the effectiveness of such amendment and restatement, the terms "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof" and words of similar import, as used in the Restated Credit Agreement, shall, unless the context otherwise requires, refer to the Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term "Credit Agreement", as used in the Loan Documents, shall mean the Restated Credit Agreement.

        (b)  All Revolving Loans and Letters of Credit outstanding under the Credit Agreement shall continue to be outstanding under the Restated Credit Agreement and the terms of the Restated Credit Agreement will govern the rights of the Lenders and the Issuing Banks with respect thereto.

        SECTION 5.    Fees and Expenses.    On the Amendment Effectiveness Date, on or before the effectiveness of the Restated Credit Agreement, the Company shall pay to the Administrative Agent (a) for its own account, all fees and other amounts owed to it, in connection with this Agreement and the transactions contemplated hereby, under any agreement or instrument between it and the Company as of the Amendment Effectiveness Date and (b) for the account of each applicable payee, all expenses due and payable on or before the Amendment Effectiveness Date in connection with the Loan Documents to be delivered on the Amendment Effectiveness Date or otherwise in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses accrued and invoiced through the Amendment Effectiveness Date of Cravath, Swaine & Moore, counsel for the Administrative Agent.

        SECTION 6.    Conditions.    The consummation of the transactions set forth in Sections 3 through 5 of this Amendment Agreement shall be subject to the satisfaction of the following conditions precedent:

          (a)  The Administrative Agent (or its counsel) shall have received from each Borrower, each Tranche C Term Lender and Revolving Lenders constituting the Required Revolving Lenders either (i) counterparts of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed counterparts of this Agreement.

          (b)  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effectiveness Date) of each of (i) Jones, Day, Reavis & Pogue, special counsel for the Borrowers, substantially in the form of Exhibit B-1, and (ii) Ann D. Davidson, Vice President and General Counsel of the Company, substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the

  Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

          (c)  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d)  The Administrative Agent shall have received a certificate, dated the Amendment Effectiveness Date and signed by the President, a Vice President or a Financial Officer of each of the Borrowers, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.01 of the Restated Credit Agreement.

          (e)  The Administrative Agent shall have received, or contemporaneously therewith shall receive, all fees and other amounts due and payable on or prior to the Amendment Effectiveness Date in connection with this Agreement and the transactions contemplated hereby, including, without limitation, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, fees, charges and disbursements of counsel), required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f)    The Administrative Agent shall have received a completed Perfection Certificate dated the Amendment Effectiveness Date and signed by an executive officer or Financial Officer of the Company, together with all attachments contemplated thereby.

          (g)  The Transactions and the other transactions contemplated hereby shall not violate any applicable law, statute, rule or regulation or conflict with, or result in a default under, any material agreement of any Borrower or any of its subsidiaries. All consents and approvals necessary or advisable to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.

          (h)  There shall not have occurred or become known to the Lenders any material adverse change in the business, financial condition, results of operations, property or prospects of the Company and its Consolidated Subsidiaries, taken as a whole, since March 31, 2001.

          (i)    A Reaffirmation Agreement substantially in form of Exhibit C hereto shall have been delivered by each party thereto.

          (j)    To the extent the Administrative Agent deems it appropriate, the Administrative Agent shall have received counterparts of a Mortgage with respect to the Mortgaged Property located in Anoka, Minnesota, together with payment of the applicable mortgage registration tax and recording fees.

The Administrative Agent shall notify the Company and the Lenders of the Amendment Effectiveness Date (which shall be the date specified by the Company pursuant to Section 2(b) above; provided that the conditions specified in this Agreement shall have been satisfied on or prior to such date), and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02 of the Restated Credit Agreement) at or prior to 3:00 p.m., New York City time, on May 30, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

        SECTION 7.    Effectiveness; Counterparts.    This Amendment Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of the Borrowers, the Administrative Agent, the Tranche C Term Loan Lenders and Revolving Lenders constituting the

Required Revolving Lenders shall have been received by the Administrative Agent. This Amendment Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the Borrowers, the Administrative Agent, the Tranche C Term Loan Lenders and Revolving Lenders constituting the Required Revolving Lenders. This Amendment Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

        SECTION 8.    No Novation.    This Amendment Agreement shall not extinguish the Loans outstanding under the Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Credit Agreement, which shall remain outstanding as modified hereby. Notwithstanding any provision of this Agreement, the provisions of Sections 2.15, 2.16, 2.17 and 10.03 of the Credit Agreement as in effect immediately prior to the Amendment Effectiveness Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Amendment Effectiveness Date.

        SECTION 9.    Notices.    All notices hereunder shall be given in accordance with the provisions of Section 10.01 of the Restated Credit Agreement or, in the case of a notice to any Tranche B Term Lender, in accordance with Section 10.01 of the Credit Agreement.

        SECTION 10.    Applicable Law; Waiver of Jury Trial.    (A) THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

        (B)  EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 10.10 OF THE RESTATED CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

ALLIANT TECHSYSTEMS INC.,

by	/s/ ERIC S. RANGEN Name: Eric S. Rangen Title: Vice President & Chief Financial Officer

ALLIANT AMMUNITION SYSTEMS COMPANY LLC,

by	/s/ DANIEL J. MURPHY Name: Daniel J. Murphy Title: Chief Executive Officer

ALLIANT PRECISION FUZE COMPANY LLC,

by	/s/ DANIEL J. MURPHY Name: Daniel J. Murphy Title: Chief Executive Officer

JPMORGAN CHASE BANK, individually and as Administrative Agent and Swingline Lender,

by	/s/ JOHN C. RIORDAN Name: John C. Riordan Title: Vice President

CHASE MANHATTAN BANK DELAWARE, as an Issuing Bank,

by	/s/ JOHN C. RIORDAN Name: John C. Riordan Title: Vice President

REVOLVING LENDERS:
JPMORGAN CHASE BANK,

by	/s/ JOHN C. RIORDAN Name: John C. Riordan Title: Vice President

ALLIED IRISH BANK PLC,

by	/s/ JOHN FARRACE Name: John Farrace Title: Senior Vice President

by	/s/ VAUGHN BUCK Name: Vaughn Buck Title: Vice President

THE BANK OF NEW YORK,

by	/s/ JOHN-PAUL MAROTTA Name: John-Paul Marotta Title: Vice President

BNP PARIBAS,

by	/s/ STEPHANIE ROGERS Name: Stephanie Rogers Title: Vice President

by	/s/ DUANE P. HELKOWSKI Name: Duane P. Helkowski Title: Director

BOEING CAPITAL CORPORATION,

by	/s/ ROBERT W. GORDON Name: Robert W. Gordon Title: Vice President

COMERICA BANK,

by	/s/ TIMOTHY O'ROURKE Name: Timothy O'Rourke Title: Vice President

CRÉDIT INDUSTRIEL ET COMMERCIAL,

by	/s/ BRIAN O'LEARY Name: Brian O'Leary Title: Vice President

by	/s/ SEAN MOUNIER Name: Sean Mounier Title: First Vice President

CREDIT LYONNAIS NEW YORK BRANCH,

by	/s/ JOSEPH A. PHILBIN Name: Joseph A. Philbin Title: Vice President Senior Relationship Manager

ERSTE BANK,

by	/s/ JOHN FAY Name: John Fay Title: Vice President

by	/s/ JOHN S. RUNNION Name: John S. Runnion Title: Managing Director

FLEET NATIONAL BANK,

by	/s/ DEBORAH A. DOBBINS Name: Deborah A. Dobbins Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,

by	/s/ GREGORY HONG Name: Gregory Hong Title: Duly Authorized Signatory

MELLON BANK, N.A.,

by	/s/ LOUIS E. FLORI Name: Louis E. Flori Title: Vice President

THE MITSUBISHI TRUST AND BANKING CORPORATION,

by	/s/ SCOTT J. PAIGE Name: Scott J. Paige Title: Executive Vice President

NATEXIS BANQUES POPULAIRES,

by	/s/ FRANK H. MADDEN, JR. Name: Frank H. Madden, Jr. Title: Vice President & Group Manager

by	/s/ CHRISTIAN GIORDANO Name: Christina Giordano Title: Vice President

NATIONAL CITY BANK,

by	/s/ KELLY L. MOYER Name: Kelly S. Moyer Title: Vice President

TORONTO DOMINION (TEXAS), INC.

by	/s/ ALVA J. JONES Name: Alva J. Jones Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,

by	/s/ ELLIOT JAFFEE Name: Elliot Jaffee Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,

by	/s/ ROBERT SEVIN Name: Robert Sevin Title: Director

TRANCHE C LENDERS:
JPMORGAN CHASE BANK,

by	/s/ JOHN C. RIORDAN Name: John C. Riordan Title: Vice President

AIB DEBT MANAGEMENT LTD.,

by	/s/ JOHN FARRACE Name: John Farrace Title: Senior Vice President

by	/s/ VAUGHN BUCK Name: Vaughn Buck Title: Vice President

BNP PARIBAS,

by	/s/ STEPHANIE ROGERS Name: Stephanie Rogers Title: Vice President

by	/s/ DUANE P. HELKOWSKI Name: Duane P. Helkowski Title: Director

COMERICA BANK,

by	/s/ TIMOTHY O'ROURKE Name: Timothy O'Rourke Title: Vice President

CRÉDIT INDUSTRIEL ET COMMERCIAL,

by	/s/ SEAN MOUNIER Name: Sean Mounier Title: First Vice President

by	/s/ MARCUS EDWARD Name: Marcus Edward Title: Vice President

ERSTE BANK,

by	/s/ JOHN FAY Name: John Fay Title: Vice President

by	/s/ JOHN S. RUNNION Name: John S. Runnion Title: Managing Director

GALAXY CLO 1999-1 LTD.,

by	/s/ THOMAS G. BRANDT Name: Thomas G. Brandt Title: Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION,

by	/s/ GREGORY HONG Name: Gregory Hong Title: Duly Authorized Signatory

IKB CAPITAL CORPORATION,

by	/s/ DAVID SNYDER Name: David Snyder Title: President

KZH CRESCENT LLC,

by	/s/ ANTHONY IARROBINO Name: Anthony Iarrobino Title: Authorized Agent

KZH CRESCENT-2 LLC,

by	/s/ ANTHONY IARROBINO Name: Anthony Iarrobino Title: Authorized Agent

KZH CRESCENT-3 LLC,

by	/s/ ANTHONY IARROBINO Name: Anthony Iarrobino Title: Authorized Agent

KZH CYPRESSTREE-1 LLC,

by	/s/ ANTHONY IARROBINO Name: Anthony Iarrobino Title: Authorized Agent

KZH ING-2 LLC,

by	/s/ VIRGINIA CONWAY Name: Virginia Conway Title: Authorized Agent

KZH ING-3 LLC,

by	/s/ SUSAN LEE Name: Susan Lee Title: Authorized Agent

KZH RIVERSIDE LLC,

by	/s/ VIRGINIA CONWAY Name: Susan Lee Title: Authorized Agent

KZH SOLEIL LLC,

by	/s/ ANTHONY IARROBINO Name: Anthony Iarrobino Title: Authorized Agent

KZH SOLEIL-2 LLC,

by	/s/ ANTHONY IARROBINO Name: Anthony Iarrobino Title: Authorized Agent

KZH STERLING LLC,

by	/s/ ANTHONY IARROBINO Name: Anthony Iarrobino Title: Authorized Agent

METROPOLITAN LIFE INSURANCE COMPANY,

by	/s/ JAMES R. DINGLER Name: James R. Dingler Title: Director

MORGAN STANLEY PRIME RATE INCOME TRUST,

by	/s/ PETER GEWIRTZ Name: Peter Gewirtz Title: Vice President

NATEXIS BANQUES POPULAIRES,

by	/s/ FRANK H. MADDEN, JR. Name: Frank H. Madden, Jr. Title: Vice President & Group Manager

NATIONAL CITY BANK,

by	/s/ KELLY L. MOYER Name: Kelly L. Moyer Title: Vice President

OPPENHEIMER SENIOR FLOATING RATE FUND,

by	/s/ LISA CHAFFEE Name: Lisa Chaffee Title: Manager

PINEHURST TRADING, INC.,

by	/s/ ANN E. MORRIS Name: Ann E. Morris Title: Authorized Agent

PROTECTIVE LIFE INSURANCE COMPANY,

by	/s/ DIANE S. GRISWOLD Name: Diane S. Griswold Title: Assistant Vice President

SCUDDER FLOATING RATE FUND,

by	/s/ KENNETH WEBER Name: Kenneth Weber Title: Senior Vice President

THE SUMITOMO TRUST & BANKING CO., LTD.,

by	/s/ ELIZABETH A. QUIRK Name: Elizabeth A. Quirk Title: Vice President

SUNAMERICA LIFE INSURANCE COMPANY,

by	/s/ W.J. BAXTER Name: W. J. Baxter Title: Authorized Agent

TORONTO DOMINION (TEXAS), INC.,

by	/s/ ALVA J. JONES Name: Alva J. Jones Title: Vice President

SCHEDULES AND EXHIBITS

Schedules
Schedule 3	—	Tranche C Term Loan Commitments
Exhibits
Exhibit A	—	Restated Credit Agreement
Exhibit B-1	—	Form of Opinion of Jones, Day, Reavis & Pogue, Special Counsel for the Borrowers
Exhibit B-2	—	Form of Opinion of Ann D. Davidson, Vice President and General Counsel of the Company
Exhibit C	—	Form of Reaffirmation Agreement

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SCHEDULES AND EXHIBITS